PIMCO NY Municipal Income Fund III
Meeting Date: 12-23-08

	Record Date 				Record Date 			Combined record
	Shares(Common): 	5,517,633.000	 Shares		1,880		date shares:	5,519,513

Quorum Totals
			% of Outstanding 	Preferred Shares 	% of Outstanding 			Total % (Common
	Common Shares	(Common)		Combined		(Preferred)		Grand Totals	& Preferred)

Voted	 5,032,082.003	  91.200%		 1,702 			90.532%			5,033,784.003    91.200%
Unvoted	   485,550.997	   8.800%		 178 			9.468%			  485,728.997    8.800%
Total	 5,517,632.898	 100.000%		 1,880 			100.000%		5,519,513.000    100.000%

Proposal Totals
				% of  Common 								% of Preferred
				Shares 		% of Common 				Preferred	Shares 		% of Preferred
	 Common Shares		Outstanding	Shares Voted				  Shares 	Outstanding	Shares Voted
R. Peter Sullivan III						Paul Belica
For 	  4,591,043.003 	83.207%		91.235%		For 			 1,626 		86.489%		95.535%
Withheld    441,039.000 	 7.993%		8.765%		Withheld		    76 		 4.043%		 4.465%
Total	  5,032,082.003 	91.200%		100.000%	Total			 1,702 		90.532%		100.000%

John C. Maney							John C. Maney
For 	  4,596,827.003 	83.312%		91.350%		For 		 	1,626 		86.489%		95.535%
Withheld    435,255.000 	 7.888%		8.650%		Withheld		   76 		 4.043%		 4.465%
Total	  5,032,082.003 	91.200%		100.000%	Total			1,702 		90.532%		100.000%

								Diana L. Taylor
								For 			 1,626 		86.489%		95.535%
								Withheld		    76 		 4.043%		 4.465%
								Total			 1,702 		90.532%		100.000%


		Combined Totals (Common & Preferred)
		  Total Voted 	   % of Outstanding	      % of Voted
Paul Belica
For	 	 4,592,669.003 		83.208%			91.237%
Withheld	   441,115.000 		 7.992%			 8.763%
Total Voted	 5,033,784.003 		91.200%			100.000%

John C. Maney
For	 	 4,598,453.003 		83.313%			91.352%
Withheld	   435,331.000 		 7.887%			 8.648%
Total Voted	 5,033,784.003 		91.200%			100.000%

In connection with the Joint Annual Meeting of Shareholders of the PIMCO NY Municipal Income Fund III, PNC Global Investment Servicing hereby certifies the above tabulation of shareholder ballots.


Maura Stanley
Section Manager, Client Services